Exhibit 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) including in or made a part of this Registration Statement.



                                        /s/ Arthur Andersen LLP
                                        ------------------------------
                                            Arthur Andersen LLP

Washington, D.C.,
February 17, 1999